UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 25, 2017

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On August 25, 2017, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that it closed on the purchase of an approximately 14 acre parcel of undeveloped land (the “Land”) in Upper Macungie Township, Lehigh County, Pennsylvania for the planned development of an industrial/warehouse building. Griffin paid approximately $1.8 million for the Land at closing using cash held in escrow for a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. The funds in escrow were the proceeds from the sale of approximately 76 acres of undeveloped land in Southwick, Massachusetts that closed earlier this month. The Land purchased has all governmental approvals in place for Griffin’s planned development, on speculation, of an approximately 134,000 square foot industrial/warehouse building. Griffin expects to begin construction of the building in the fourth quarter of fiscal 2017 using its cash on hand. The new building is expected to be completed in the third quarter of fiscal 2018.

A copy of Griffin’s August 25, 2017 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s August 25, 2017 Press Release (attached hereto).

Forward-Looking Statements:

 This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the timing of the commencement and completion of construction, on speculation, of an industrial/warehouse building on the recently acquired land parcel in Upper Macungie Township. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements include the risk that the construction of an industrial/warehouse building on the land parcel in Upper Macungie Township recently acquired may not begin or be completed when expected, and the important factors described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Information" sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: August 25, 2017